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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  _____________


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) October 14, 2004
                                                         -------------------


                           THE MED-DESIGN CORPORATION
                 -----------------------------------------------
                 (Exact Name of Registrant Specified in Charter)


         Delaware                       0-25852                  23-2771475
      ---------------              ----------------          -------------------
      (State or Other              (Commission File           (I.R.S. Employer
      Jurisdiction of                   Number)              Identification No.)
       Incorporation)


                 2810 Bunsen Avenue
                Ventura, California                                 93003
-------------------------------------------------------         ----------------
      (Address of Principal Executive Offices)                    (Zip Code)

        Registrant's telephone number, including area code (805) 339-0375
                                                           --------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         As set forth in Item 5.02 of this Form 8-K, James M. Donegan resigned as President and Chief Executive Officer of The Med-Design Corporation (the "Company") on October 14, 2004. In connection with his resignation, Mr. Donegan and the Company executed a Separation of Employment Agreement and General Release, effective as of October 14, 2004 (the "Agreement"). In connection with the execution of the Agreement, most of the provisions of Mr. Donegan's employment agreement, including the compensatory provisions therein (which provided, among other things, for one-year's severence to Mr. Donegan if he was terminated without cause), terminated. The employment agreement was to expire in October 2005.

         Pursuant to the Agreement, Mr. Donegan will continue to serve as a director of the Company and will make himself available, on a part-time basis, for consultation with the Company, reporting directly to the Board of Directors of the Company or its committees.

         Under the Agreement, the Company will pay Mr. Donegan aggregate severance of $497,275.16. Of that amount, $346,303.98 will be paid in bi-weekly installments from October 14, 2004 through November 15, 2005 (the "Initial Severance Period"), and the remaining $150,971.18 will be paid in bi-weekly installments from November 15, 2005 through November 14, 2006 (the "Second Severance Period"). During the Initial Severance Period, Mr. Donegan will make himself available for consultation at reasonable times via telephone up to five hours per month. During the Second Severance Period, Mr. Donegan will make himself available for consultation at reasonable times via telephone up to three hours per month. Mr. Donegan may, but is not required to, provide additional consultation at no additional cost to the Company, other than the reimbursement of his expenses in connection therewith.

         In addition, to the extent permitted by the Company's medical, life and disability plans (and provided that Mr. Donegan's enrollment would not affect the tax status of the plans), the Company will provide coverage under such plans during the Initial Severance Period on the same terms as are available to other senior executives under the plans. In the event such coverage is not available, the Company will pay any premiums that may be required to continue Mr. Donegan's coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act ("COBRA") through the end of the Initial Severance Period. The estimated cost of this benefit is $13,200.

         In addition, options held by Mr. Donegan to purchase 120,000 shares of the Company's common stock at an exercise price of $3.25 per share became fully vested on the effective date of the Agreement. Prior to the Agreement, such options would have vested in 2007 or 2008, subject to earlier vesting if the price of the Company's common stock reached specified levels. The Company also granted to Mr. Donegan fully vested options to purchase an additional 30,000 shares of the Company's common stock at an exercise price of $0.92 per share, which was the last reported sale price per share on the Nasdaq National Market on October 14, 2004. The options expire in October 2014. In the event of a merger in connection with which options of other executive officers and/or directors of the Company are repriced, the Company will reprice all options held by Mr. Donegan.

                                      -2-

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         The Company also agreed that, as required by law, Mr. Donegan will receive a pro rata contribution to his account in the Company's 401(k) plan for the period in which he was employed during 2004.

         In addition, Mr. Donegan received all benefits accrued or earned as of the date of the Agreement, including accrued and unused vacation time.

         The Company will continue to pay up to $2,500 per month to cover Mr. Donegan's rent and utilities at his corporate residence in California until April 30, 2005, the date of termination of the lease for such residence. Mr. Donegan has agreed to make reasonable efforts necessary to assign to the Company rights, if any, he has to renew such lease, if requested by the Company.

         As consideration for the above, Mr. Donegan provided a general release from any claims against the Company and any individual or organization related to the Company. Mr. Donegan also agreed to certain nondisclosure, nonsolicitation and noncompetition covenants.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

         Reference is made to the disclosure in Item 1.01 with respect to the termination of Mr. Donegan's employment agreement.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL EXECUTIVE OFFICERS; ELECTION OF
           DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         James M. Donegan resigned as President and Chief Executive Officer of the Company on October 14, 2004.

         David R. Dowsett, Executive Vice President and Chief Operating Officer of the Company, was appointed Acting Chief Executive Officer. Mr. Dowsett, who is 51, has served as Vice President and Chief Operating Officer of the Company since June 2002. From 1997 to May 2002, Mr. Dowsett served in a number of capacities at Becton, Dickinson and Company, most recently as Worldwide Director in the Infusion Therapy Systems business. Between 1980 and 1997, Mr. Dowsett held various sales, marketing and business development positions at C.R. Bard, a company engaged in the development, manufacturing and supply of healthcare products.

                                      -3-

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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              THE MED-DESIGN CORPORATION
                                                      (Registrant)


                                              By /s/ Joseph N. Bongiovanni, III
                                                 ------------------------------
                                                 Joseph N. Bongiovanni, III
                                                 Vice President & Secretary



Dated: October 20, 2004